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                                                                   EXHIBIT 5.1

                         [Crowe & Dunlevy letterhead]


                                 May 24, 1999



Louis Dreyfus Natural Gas Corp.
14000 Quail Springs Parkway, Suite 600
Oklahoma City,  Oklahoma  73134

Ladies and Gentlemen:

     We have acted as counsel to Louis Dreyfus Natural Gas Corp., an Oklahoma corporation (the "Company"), Louis Dreyfus Natural Gas Trust I and Louis Dreyfus Natural Gas Trust II, each a Delaware business trust (collectively, the "Trusts"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a registration statement on Form S-3 (the "Registration Statement") of such indeterminate number or amount of (i) shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"); (ii) shares of Preferred Stock, $.01 par value per share, of the Company (the "Preferred Stock"); (iii) debt securities of the Company (the "Debt Securities"); (iv) Preferred Securities of the Trusts (the "Preferred Securities"); (v) the guarantees by the Company (the "Guarantees") of any Preferred Securities issued by each of the Trusts pursuant to a Guarantee Agreement to be executed by the Company in substantially the form attached as an exhibit to the Registration Statement (the "Guarantee Agreement"); and (vi) shares of Common Stock and Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Preferred Securities that provide for conversion or exchange into other securities (the "Additional Shares") (the Common Stock, Preferred Stock, Debt Securities, Guarantees, Preferred Securities and Additional Shares are herein collectively referred to as the "Offered Securities"). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

     We have, as counsel, examined such corporate records, certificates of public officials and officers of the Company and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us and the legal capacity of natural persons who are parties to the documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     In connection with the opinions expressed below, we have further assumed that (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Act of the State of Oklahoma, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") will have duly established the terms of the applicable Offered Securities and duly authorized the issuance and sale of such Offered Securities and such authorization will not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and will not have been terminated or rescinded; (iii) a prospectus supplement as contemplated by the Registration Statement will have been prepared and filed with the Securities and Exchange Commission describing the Offered Securities offered thereby; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) there will not have occurred any change in the law affecting the validity or enforceability of the Offered Securities; and (vi) a
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definitive purchase, underwriting, sales agency or similar agreement with respect to the Offered Securities will have been duly authorized and validly executed and delivered by the Company and/or the Trusts and the other parties thereto.

     Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

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Louis Dreyfus Natural Gas Corp.
May 24, 1999
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     1.   When (i) the Board has taken all necessary corporate action to approve the issuance and sale of the Common Stock and (ii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement, such shares of Common Stock (including any Common Stock duly issued upon the conversion or exchange of any Offered Securities convertible or exchangeable into Common Stock) will be validly issued, fully paid and nonassessable.

     2. When (i) a Certificate of Designation with respect to the Preferred Stock of a particular series has been duly filed with the Secretary of State of the State of Oklahoma; (ii) the terms of the Preferred Stock of such series and of its issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Preferred Stock of such series has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement, the Preferred Stock of such series (including any Preferred Stock duly issued upon the conversion or exchange of any Offered Securities convertible or exchangeable into Preferred Stock) will be validly issued, fully paid and nonassessable.

     3. When (i) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture in substantially the form attached as an exhibit to the Registration Statement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and anyprospectus supplement, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor's rights generally and (b) equitable principles of general applicability, regardless of whether considered in a proceeding at law or in equity.

     4. When (i) the applicable Guarantee Agreement has been validly executed and delivered by the parties thereto and (ii) the Preferred Securities of the Trusts have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor's rights generally and (b) equitable principles of general applicability, regardless of whether considered in a proceeding at law or in equity.

     The legality of the Preferred Securities to be issued by the Trusts will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Trusts and the Company.

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     This opinion is rendered solely to you in connection with the matters described herein. This opinion may not be used or relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent, except as set forth below.

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Louis Dreyfus Natural Gas Corp.
May 24, 1999
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to this firm under the heading "Validity of Offered Securities" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                           Very truly yours,

                           /s/ CROWE & DUNLEVY, A PROFESSIONAL CORPORATION